SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2008

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Saddle River Executive Centre
1 Route 17 South,
Saddle River, NJ 07458
(Address of principal executive offices and zip Code)

(201) 258-8450
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 11, 2008, PDI, Inc. (the “Company”) issued a press release announcing the signing of a Promotion Agreement (the “Agreement”) with Novartis Pharmaceuticals Corporation (“Novartis”).  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Background

The Agreement is the first arrangement entered into by the Company under its previously announced Product Commercialization strategic initiative.  While these product commercialization initiatives involve significantly more risk than the Company’s typical fee for service contracts with respect to a return on the Company’s investment and are likely to result in losses for the Company during the early stages of the initiative as program ramp up occurs, these opportunities are intended to provide the Company with the ability to extend its revenue streams through multi-year arrangements and with greater profit margins than its typical fee for service arrangements over the term of the contract.

The Agreement

Pursuant to the Agreement, the Company has the co-exclusive right to promote on behalf of Novartis the pharmaceutical product Elidel® (pimecrolimus) Cream 1% (the “Product”) to physicians in the United States.  Under the Agreement, Novartis retains all other rights in and to the Product, including manufacturing, regulatory, medical, clinical development, pricing, managed care contracting and distribution responsibilities.  Novartis also retains the right to co-market and co-promote the Product during the term.  In connection with the Agreement, the Company currently intends, at its own cost and expense, to utilize an initial sales force of approximately 100 full time equivalent pharmaceutical sales representatives to promote the Product to physicians.  The Company must perform a minimum number of sales calls to designated physicians each year, and the failure to satisfy this requirement could result in penalties for the Company or provide Novartis with the ability to terminate the Agreement for the Company’s failure to perform.  The Company currently intends to perform significantly more than the minimum number of sales calls during the initial 12 months of the Agreement.  In addition to its sales force activities, the Company is obligated under the Agreement to spend at least $7.0 million per year during the term on promotional activities relating to the Product, which will include the Company’s purchase of Product samples from Novartis to provide to the Company’s sales force in connection with its sales calls to physicians.  In connection with this Agreement, the Company currently intends to make expenditures of approximately $20 to $21 million during the initial 12 months of the Agreement in connection with its sales force activities and the promotion of the Product, which includes the $7 million minimum spend requirement described above.

In consideration of the rights granted to the Company under the Agreement, the Company will make a $1.0 million upfront payment to Novartis.  In exchange for its promotional activities, the Company will be compensated each quarter based on a specified formula set forth in the Agreement relating to Product sales for the quarter.  It is possible that the Company may not receive any compensation if Product sales are below certain thresholds set forth in the Agreement.  In addition, if the Agreement is not terminated prior to its scheduled expiration on March 31, 2012, if due under the terms of the Agreement, Novartis will provide the Company with two residual payments in accordance with specified formulas set forth in the Agreement, which are payable 12 and 24 months after the expiration of the term of the Agreement.  The Agreement provides that if one or more major market events occur during the term that significantly affect the Product, in certain cases either party will have the right to terminate the Agreement.

The term of the Agreement is approximately four years, extending through March 31, 2012, and it may be extended for an additional year upon the mutual agreement of the parties.  However, either party may terminate the Agreement if the other party materially breaches or fails to perform its obligations under the Agreement.  In addition, either party may terminate the Agreement, effective no earlier than February 2010, upon three months prior notice to the other party if the number of prescriptions for the Product generated in a specified period is less than a predetermined level for that period.  Novartis may terminate the Agreement, effective no earlier than January 2010, without cause upon three months prior notice to the Company subject to the payment of an early termination fee based in part on a fixed amount and in part on a specified formula set forth in the Agreement.

Due to the Company’s significant investment of its sales force and other promotional resources under this Agreement and the Company’s expectation that a ramp up period will be necessary before any meaningful increase in Product prescriptions can be attained, any early termination of the Agreement will likely result in significantly less revenue for the Company under the Agreement than currently anticipated or could result in a net loss.

About Elidel (pimecrolimus) Cream 1%

ELIDEL® (pimecrolimus) Cream 1% is indicated as second-line therapy for the short-term and non-continuous chronic treatment of mild to moderate atopic dermatitis in non-immunocompromised adults and children 2 years of age and older, who have failed to respond adequately to other topical prescription treatments, or when those treatments are not advisable.  ELIDEL Cream is not indicated for use in children less than 2 years of age.

Forward-Looking Statements

This Form 8-K contains forward-looking statements regarding future events and financial performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control.  These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement.  Such factors include, but are not limited to: changes in outsourcing trends or a reduction in promotional, marketing and sales expenditures in the pharmaceutical, biotechnology and life sciences industries; the loss of one or more significant clients or a material reduction in service revenues from such clients; the ability to fund and successfully implement the Company’s long-term strategic plan; the ability to successfully develop product commercialization opportunities; the ability to successfully identify, complete and integrate any future acquisitions and the effects of any such acquisitions on the Company’s ongoing business; the ability to meet performance goals in incentive-based and revenue sharing arrangements with clients; competition in our industry; the ability to attract and retain qualified sales representatives and other key employees and management personnel; product liability claims against the Company; changes in laws and healthcare regulations applicable to the Company’s industry or the Company’s, or its clients’, failure to comply with such laws and regulations; volatility of the Company’s stock price and fluctuations in its quarterly revenues and earnings; potential liabilities associated with insurance claims; failure of, or significant interruption to, the operation of its information technology and communications systems; and the risk factors detailed from time to time in the Company's periodic filings with the Securities and Exchange Commission, including without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and the Company's subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this Form 8-K and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

(c)              Exhibits

99.1	Press Release dated April 11, 2008.

* * * * * * *

 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.
------------------------------------
Michael J. Marquard
Chief Executive Officer

Date: April 11, 2008

EXHIBIT INDEX

Exhibit No.                                                      Description
___________                                                      ____________

99.1                                                      Press Release dated April 11, 2008

EXHIBIT 99.1